UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2014

CARVER BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13007	13-3904174
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 360-8820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On September 25, 2014, Carver Bancorp, Inc. (the "Company") held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered the election of directors, the approval of the 2014 Carver Bancorp, Inc. Equity Incentive Plan, the ratification of the independent registered public accountants, and an advisory vote to approve the compensation paid to the Company’s named executive officers. The vote of the stockholders was as follows:

Proposal 1.	The election as directors of the nominees listed below each to serve for a three-year term.

Nominee	For	Withheld	Broker Non-Votes
Robert Holland, Jr. .	2,874,556	1,089	243,455
Janet L. Rollé	2,874,614	1,031	243,455
Lewis P. Jones III	2,874,556	1,089	243,455
Colvin W. Grannum	2,874,587	1,058	243,455

Proposal 2.	To ratify the 2014 Carver Bancorp, Inc. Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
2,873,305	1,122	1,218	243,455

Proposal 3.	To ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending March 31, 2015.

For	Against	Abstain
3,118,225	150	725

Proposal 4.	An advisory, non-binding proposal to approve the compensation of our named executive officers as described in the proxy statement.

For	Against	Abstain	Broker Non-Votes
2,872,307	1,887	1,451	243,455

Item 8.01    Other Events.

On September 25, 2014, the Company made a presentation at its 2014 Annual Meeting of Stockholders. A copy of the presentation as presented at the 2014 Annual Meeting of Stockholders is attached as Exhibit 99.1 to this report and is being furnished to the Securities and Exchange Commission and shall not be deemed "filed" for any purpose.

Item 9.01.    Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not Applicable.
(b)	Pro forma financial information. Not Applicable.
(c)	Shell company transactions: Not Applicable.
(d)	Exhibits.

The following Exhibit is attached as part of this report:

Exhibit Number	Description

Exhibit 99.1	Carver Bancorp, Inc. Presentation dated September 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARVER BANCORP, INC.

DATE: September 29, 2014	By:	/s/ Deborah C. Wright
Deborah C. Wright
Chairman and Chief Executive Officer